Exhibit 3.2

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

NEOSTEM, INC.

NeoStem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is NeoStem, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Corniche Group Incorporated by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on September 28, 1995. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on July 24, 2003. The name of the Corporation was changed to NeoStem, Inc. by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on August 29, 2006. The Certificate of Incorporation was Amended and Restated in its entirety by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on October 3, 2013.

2. This Certificate of Amendment of the Certificate of Incorporation of NeoStem, Inc., in the form attached hereto as Exhibit A, has been duly adopted by the directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. The Certificate of Amendment of the Certificate of Incorporation so adopted reads in its entirety as set forth in Exhibit A attached hereto and is incorporated herein by reference.

4. This Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its Chief Executive Officer on this 8th day of June, 2015.

NEOSTEM, INC.

By:/s/ David J. Mazzo
Name: David J. Mazzo
                             Title: Chief Executive Officer

EXHIBIT A
CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

NEOSTEM, INC.

FIRST: The name of the corporation is Caladrius Biosciences, Inc.